PROSPECTUS Dated November 14, 2005                                                          Pricing Supplement No. 23 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-129243
Dated November 14, 2005                                                                          Dated December 21, 2005
                                                                                                          Rule 424(b)(2)

                                                       $4,874,500

                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                 -----------------------

                                                PLUS due January 25, 2007
                             Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                               Based on the Value of the Dow Jones Industrial Average(SM)
                                       Performance Leveraged Upside Securities(SM)
                                                      ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity.
Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the closing value of the Dow Jones Industrial Average(SM), which we refer to as the DJIA(SM), at maturity.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o    At maturity, if the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to
     $10 multiplied by 300% of the percent increase in the value of the DJIA, subject to a maximum payment at maturity of $10.96, or 109.6% of the issue price. If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o    The percent increase in the value of the DJIA will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.

     o    The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o    The initial index value is 10,833.73, the closing value of the DJIA on December 21, 2005, the day we priced the PLUS for initial sale to the public.

     o    The final index value will equal the closing value of the DJIA on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date.

o    Investing in the PLUS is not equivalent to investing in the DJIA or its component stocks.

o    The PLUS will not be listed on any securities exchange.

o    The CUSIP number for the PLUS is 61747Y618.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities.  See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   ------------------

                                                   PRICE $10 PER PLUS

                                                   ------------------

                                                            Price to              Agent's
                                                             Public            Commissions(1)     Proceeds to Company
                                                      --------------------  ------------------  ------------------------
Per PLUS...........................................           $10.00                $.15                 $9.85
Total..............................................       $4,874,500.00          $73,117.50          $4,801,382.50
---------------------------------------
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the
Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the Dow Jones Industrial Average(SM), which we refer to as the DJIA(SM).

     "Dow Jones(SM)," "DJIA (SM)" and "Dow Jones Industrial Average(SM)" are service marks of Dow Jones & Company, Inc., which we refer to as Dow Jones, and have been licensed for use by Morgan Stanley. "Performance Leveraged Upside
Securities" and "PLUS" are our service marks.

Each PLUS costs $10             We, Morgan Stanley, are offering Performance Leveraged Upside Securities(SM) due January
                                25, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the
                                Value of the Dow Jones Industrial Average(SM), which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                                The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS. See "Risk
                                Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of
                                PLUS--Use of Proceeds and Hedging."

No guaranteed return            Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any
of principal; no interest       return of principal at maturity. If the final index value is less than the initial index value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the DJIA.
                                The initial index value is 10,833.73, the closing value of the DJIA on the day we priced the PLUS for initial sale to the public. The final index value will be the closing value of the DJIA on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date. If a market disruption event occurs on the scheduled index valuation date or the scheduled index valuation date is not otherwise a trading day, the maturity date will be postponed until the second scheduled trading day following the index valuation date as postponed.

Payment at maturity based on    At maturity, you will receive for each $10 principal amount of PLUS that you hold an
the DJIA                        amount in cash based upon the value of the DJIA, determined as follows:

                                 o    If the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $10    +    leveraged upside payment,

                                      subject to a maximum payment at maturity of $10.96, or 109.6% of the issue price,

                                                          PS-3
========================================================================================================================

                                      where,

                                        leveraged upside payment  =  ($10  x  300%  x  index percent increase)

                                      and

                                        index percent increase  =  final index value  -  initial index value
                                                                   -----------------------------------------
                                                                              initial index value

                                 o    If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $10   x    index performance factor

                                      where,

                                        index performance factor  =   final index value
                                                                     --------------------
                                                                     initial index value

                                      Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                On PS-6, we have provided a graph titled "Hypothetical Payouts on the PLUS at Maturity,"
                                which illustrates the performance of the PLUS at maturity over a range of hypothetical percentage changes in the index. The graph does not show every situation that may occur.

                                You can review the historical values of the DJIA in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the DJIA is not reflected in the level of the DJIA and, therefore, has no effect on the calculation of the payment at maturity.

                                Investing in the PLUS is not equivalent to investing in the DJIA or its component stocks.

Your return on the PLUS is      The return investors realize on the PLUS is limited by the maximum payment at maturity.
limited by the maximum payment  The maximum payment at maturity of each PLUS is $10.96, or 109.6% of the issue price.
at maturity                     Although the leverage factor provides 300% exposure to any increase in value of the DJIA at maturity, because the payment at maturity will be limited to 109.6% of the issue price of the PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds 103.2% of the initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors,
Calculation Agent               which we refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A.
                                (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial index value, the final index value, the percentage change in the DJIA, the payment to you at maturity and whether a market disruption event has occurred.

                                                          PS-4
========================================================================================================================

Where you can find more         The PLUS are senior notes issued as part of our Series F medium-term note program. You
information on the PLUS         can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called "Risk Factors."
                                The tax treatment of investments in index-linked notes such as these differ from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                 You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-5
========================================================================================================================

                                      HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the index. The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity. The graph is based on the following terms:

     o    Issue Price per PLUS: $10

     o    Initial Index Value: 10,833.73

     o    Leverage Factor: 300%

     o    Maximum Payment at Maturity: $10.96 (109.6% of the Issue Price)

     Where the final index value is greater than the initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 principal amount per PLUS, but in all cases is subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payment at maturity on the PLUS reflected in the graph below is less than the $10 principal amount per PLUS.

     You will realize the maximum payment at maturity at a final index value of approximately 103.2% of the initial index value, or approximately 11,180.41. In addition, you will not share in the performance of the index at final index values above 109.6% of the hypothetical initial index value, or approximately 11,873.77.

The Dow Jones Industrial Average
The PLUS
$11.00
$10.75
$10.50
$10.25
$10.00
$9.75
$9.50
$9.25
$9.00
$10.96 Maximum Payment at Maturity
PLUS Zone
$10 Issue Price
Payout on PLUS at Maturity
-10%
5%
0%
5%
10%
15%
3.2%
9.6%
Percentage Change in the Value of the Index

                                                          PS-6
=========================================================================================================================

                                                      RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the
PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or     The terms of the PLUS differ from those of ordinary debt securities in that we will not
guarantee return of principal   pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final index value. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum payment at maturity of
                                $10.96, or 109.6% of the issue price. If the final index value is less than the initial index value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the DJIA. See "Hypothetical Payouts on the PLUS at Maturity" on
                                PS-6.

Your appreciation potential     The appreciation potential of the PLUS is limited by the maximum payment at maturity of
is limited                      $10.96, or 109.6% of the issue price. As a result, you will not share in any appreciation of the DJIA above 109.6% of the value of the DJIA on December 21, 2005, the day we priced the PLUS for initial sale to the public. Although the leverage factor provides 300% exposure to any increase in the value of the DJIA at maturity, because the payment at maturity will be limited to 109.6% of the issue price for each PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds 103.2% of the initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

The PLUS will not be listed     The PLUS will not be listed on any exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS
                                & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS may    Several factors, many of which are beyond our control, will influence the value of the
be influenced by many           PLUS in the secondary market and the price at which MS & Co. may be willing to purchase
unpredictable factors           or sell the PLUS in the secondary market, including:

                                 o    the value of the DJIA at any time

                                 o    the volatility (frequency and magnitude of changes in value) of the DJIA

                                 o    interest and yield rates in the market

                                 o    the dividend rate on the stocks underlying the DJIA

                                 o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities underlying the DJIA or stock markets generally and which may affect the final index value

                                                          PS-7
========================================================================================================================

                                 o    the time remaining until the PLUS mature

                                 o    our creditworthiness

                                Some or all of these factors will influence the price you will receive if you sell your
                                PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the DJIA is at or below the initial index value or if market interest rates rise.

                                You cannot predict the future performance of the DJIA based on its historical performance. The value of the DJIA may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the DJIA. In addition, there can be no assurance that the value of the DJIA will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the value of the DJIA will not increase beyond 109.6% of the initial index value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the DJIA at index values above 109.6% of the initial index value.

The inclusion of commissions    Assuming no change in market conditions or any other relevant factors, the price, if
and projected profit from       any, at which MS & Co. is willing to purchase PLUS in secondary market transactions will
hedging in the original issue   likely be lower than the original issue price, since the original issue price included,
price is likely to adversely    and secondary market prices are likely to exclude, commissions paid with respect to the affect secondary market prices  PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the DJIA could   Dow Jones Indexes, a part of Dow Jones, is responsible for calculating and maintaining
adversely affect the value of   the DJIA. The editors of The Wall Street Journal, which is published by Dow Jones, can
the PLUS                        add, delete or substitute the stocks underlying the DJIA, and Dow Jones Indexes can make other methodological changes that could change the value of the DJIA. Any of these actions could adversely affect the value of the PLUS.

                                Dow Jones may discontinue or suspend calculation or publication of the DJIA. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued DJIA. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices at maturity of the stocks underlying the DJIA at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the DJIA last in effect prior to discontinuance of the DJIA.

                                                          PS-8
========================================================================================================================

The economic interests of the   The economic interests of the calculation agent and other affiliates of ours are
calculation agent and other     potentially adverse to your interests as an investor in the PLUS.
affiliates of ours are
potentially adverse to your     As calculation agent, MS & Co. will determine the initial index value and the final
interests                       index value, and calculate the amount of cash, if any, you will receive at maturity.
                                Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the DJIA, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market Disruption Event" and
                                "--Discontinuance of the Dow Jones Industrial Average; Alteration of Method of
                                Calculation."

                                The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries'
                                control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not    Investing in the PLUS is not equivalent to investing in the DJIA or its component equivalent to investing in the  stocks. As an investor in the PLUS, you will not have voting rights or rights to receive
DJIA                            dividends or other distributions or any other rights with respect to the stocks that underlie the DJIA.

Hedging and trading activity    We expect that MS & Co. and other affiliates of ours have carried out, and will continue
by the calculation agent and    to carry out, hedging activities related to the PLUS (and possibly to other instruments
its affiliates could            linked to the DJIA or its component stocks), including trading in the stocks underlying
potentially adversely affect    the DJIA as well as in other instruments related to the DJIA. MS & Co. and some of our
the value of the PLUS           other subsidiaries also trade the stocks underlying the DJIA and other financial instruments related to the DJIA and the stocks underlying the DJIA on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on the date of this pricing supplement could potentially have increased the initial index value and, therefore, the value at which the DJIA must close on the index valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the value of the DJIA on the index valuation date and, accordingly, the amount of cash you will receive at maturity.

Because the characterization    You should also consider the U.S. federal income tax consequences of investing in the
of the PLUS for U.S. federal    PLUS. There is no direct legal authority as to the proper tax treatment of the PLUS, and
income tax purposes is          consequently our special tax counsel is unable to render an opinion as to their proper
uncertain, the material U.S.    characterization for U.S. federal income tax purposes. Significant aspects of the tax
federal income tax              treatment of the PLUS are uncertain. Pursuant to the terms of the PLUS, you have agreed
consequences of an investment   with us to treat a PLUS as a single financial contract, as described in the section of
in the PLUS are uncertain       this pricing supplement called "Description of PLUS--United States Federal Income
                                Taxation--General." If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United States
                                Federal Income Taxation."

                                                         PS-9
========================================================================================================================

                                If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Non-U.S. Holders."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-10
========================================================================================================================

                                                   DESCRIPTION OF PLUS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"PLUS" refers to each $10 principal amount of our PLUS due January 25, 2007, Mandatorily Exchangeable for an Amount
Payable in U.S. Dollars Based on the Value of the Dow Jones Industrial Average(SM). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount....  $4,874,500

Original Issue Date
 (Settlement Date)............  December 29, 2005

Maturity Date.................  January 25, 2007, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the scheduled Index Valuation Date.

                                If due to a Market Disruption Event or otherwise, the Index Valuation Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity
                                Date, the Maturity Date will be the second scheduled Trading Day following the Index
                                Valuation Date as postponed. See "--Index Valuation Date" below.

Issue Price...................  $10 per PLUS

Denominations.................  $10 and integral multiples thereof

CUSIP Number..................  61747Y618

Interest Rate.................  None

Specified Currency............  U.S. dollars

Payment at Maturity...........  At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the
                                $10 principal amount of each PLUS an amount in cash equal to (i) if the Final Index
                                Value is greater than the Initial Index Value, the lesser of (a) $10 plus the Leveraged
                                Upside Payment and (b) the Maximum Payment at Maturity or (ii) if the Final Index Value
                                is less than or equal to the Initial Index Value, $10 times the Index Performance
                                Factor. See "--Discontinuance of the Dow Jones Industrial Average; Alteration of Method
                                of Calculation" below.

                                We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                                Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the
                                Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The
                                Depositary" in the accompanying prospectus supplement.

                                                         PS-11
========================================================================================================================

Maximum Payment at Maturity...  $10.96

Leveraged Upside Payment......  The product of (i) $10 and (ii) 300% and (iii) the Index Percent Increase.

Index Percent Increase........  A fraction, the numerator of which is the Final Index Value minus the Initial Index
                                Value and the denominator of which is the Initial Index Value.

Index Performance Factor......  A fraction, the numerator of which is the Final Index Value and the denominator of which is the Initial Index Value.

Initial Index Value...........  10,833.73, the Index Closing Value on December 21, 2005, the day we priced the PLUS for initial sale to the public.

Index Closing Value...........  The Index Closing Value on any Trading Day will equal the closing value of the DJIA or any Successor Index (as defined under "--Discontinuance of the Dow Jones Industrial
                                Average; Alteration of Method of Calculation" below) published at the regular weekday close of trading on that Trading Day. In certain circumstances, the Index Closing Value will be based on the alternate calculation of the DJIA described under "--Discontinuance of the Dow Jones Industrial Average; Alteration of Method of Calculation."

Final Index Value.............  The Index Closing Value of the DJIA on the Index Valuation Date.

Index Valuation Date..........  The Index Valuation Date will be the second scheduled Trading Day prior to the Maturity
                                Date, subject to adjustment for Market Disruption Events as described in the following paragraph.

                                If there is a Market Disruption Event on the scheduled Index Valuation Date or if the scheduled Index Valuation Date is not otherwise a Trading Day, the Index Valuation Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred.

Trading Day...................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC ("AMEX"),
                                the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of
                                Options Exchange and in the over-the-counter market for equity securities in the United
                                States.

Book Entry Note or
 Certificated Note............  Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the
                                PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and

                                                         PS-12
========================================================================================================================

                                book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global Securities" in
                                the accompanying prospectus.

Senior Note or
 Subordinated Note............  Senior

Trustee.......................  JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent.........................  Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Calculation Agent.............  MS & Co.

                                All determinations made by the Calculation Agent will be at the sole discretion of the
                                Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                Because the Calculation Agent is our subsidiary, the economic interests of the
                                Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the
                                Calculation Agent must make in determining the Initial Index Value, the Final Index
                                Value or whether a Market Disruption Event has occurred. See "--Discontinuance of the
                                Dow Jones Industrial Average; Alteration of Method of Calculation" and "--Market
                                Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as
                                Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event.......  Market Disruption Event means, with respect to the DJIA:

                                   (i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the DJIA (or the Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the DJIA (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such

                                                         PS-13
========================================================================================================================

                                   Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange traded funds related to the DJIA (or the Successor
                                   Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

                                   (ii)a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

                                For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the DJIA is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the DJIA shall be based on a comparison of (x) the portion of the value of the DJIA attributable to that security relative to (y) the overall value of the DJIA, in each case immediately before that suspension or limitation.

                                For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market
                                Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a
                                Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE
                                Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,
                                (4) a suspension of trading in futures or options contracts on the DJIA by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the DJIA and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to the DJIA are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange.............  Relevant Exchange means the primary U.S. organized exchange or market of trading for any security (or any combination thereof) then included in the DJIA or any Successor Index.

                                                         PS-14
========================================================================================================================

Alternate Exchange
 Calculation in Case of an
 Event of Default.............  In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the
                                PLUS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated using the
                                Index Closing Value as of the date of such acceleration as the Final Index Value.

                                If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                                Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The Dow Jones
 Industrial Average...........  We have derived all information contained in this pricing supplement regarding the DJIA, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones. The DJIA is calculated and maintained by Dow
                                Jones Indexes and published by Dow Jones. We make no representation or warranty as to the accuracy or completeness of such information.

                                The DJIA is a price-weighted index comprised of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the "WSJ"), which is published by
                                Dow Jones, as representative of the broad market of U.S. industry. There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries. The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks. Changes in the composition of the
                                DJIA are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us. In order to maintain continuity, changes to the component stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company's core business. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the DJIA may be changed at any time for any reason.

                                The DJIA is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks' prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor.

                                                         PS-15
========================================================================================================================

                                The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, splits, spin-offs and other corporate actions such as rights offerings and extraordinary dividends.

                                Normal cash dividends are not taken into account in the calculation of the DJIA. The current divisor of the DJIA is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the Maturity Redemption Amount.

                                The formula used to calculate divisor adjustments is:

                                                                       Adjusted Sum of Prices
                                New Divisor  =  Current Divisor  x  -----------------------------
                                                                      Unadjusted Sum of Prices

                                Each component company of the DJIA as of December 21, 2005 and its corresponding stock ticker symbol is set forth in the following table. Twenty-eight of the DJIA component companies are traded on the NYSE, and Intel Corporation and Microsoft Corporation are
                                traded on the Nasdaq National Market.

                                      Issuer of Component Stock                   Symbol
                                ----------------------------------------------   --------
                                Alcoa Inc....................................       AA
                                Altria Group Inc.............................       MO
                                American Express Company.....................       AXP
                                American International Group Inc. ...........       AIG
                                AT&T Inc. ...................................       T
                                The Boeing Company...........................       BA
                                Caterpillar Inc..............................       CAT
                                Citigroup Inc................................       C
                                The Coca-Cola Company........................       KO
                                E.I. du Pont de Nemours and Company..........       DD
                                Exxon Mobil Corporation......................       XOM
                                General Electric Company.....................       GE
                                General Motors Corporation...................       GM
                                Hewlett-Packard Company......................       HPQ
                                The Home Depot, Inc..........................       HD
                                Honeywell International Inc..................       HON
                                Intel Corporation............................       INTC
                                International Business Machines Corporation..       IBM
                                J.P. Morgan Chase & Co.......................       JPM
                                Johnson & Johnson............................       JNJ
                                McDonald's Corporation.......................       MCD
                                Merck & Co., Inc.............................       MRK
                                Microsoft Corporation........................       MSFT
                                Pfizer Inc...................................       PFE
                                3M Company...................................       MMM
                                The Procter & Gamble Company.................       PG
                                United Technologies Corporation..............       UTX
                                Verizon Communications Inc...................       VZ
                                Wal-Mart Stores, Inc.........................       WMT
                                The Walt Disney Company......................       DIS

                                                         PS-16
========================================================================================================================

Discontinuance of the Dow
 Jones Industrial Average;
 Alteration of Method of
 Calculation..................  If Dow Jones discontinues publication of the DJIA and Dow Jones or another entity
                                (including MS & Co.) publishes a successor or substitute index that MS & Co., as the
                                Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued DJIA (such index being referred to herein as a "Successor Index"), then any subsequent Index Closing Value will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the Trading Day that any
                                Index Closing Value is to be determined.

                                Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent
                                will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the PLUS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the PLUS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                If Dow Jones discontinues publication of the DJIA prior to, and such discontinuance is continuing on, the Index Valuation Date and MS & Co., as the Calculation Agent,
                                determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Index Closing Value for such date. The
                                Index Closing Value will be computed by the Calculation Agent in accordance with the formula for calculating the DJIA last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently constituting the DJIA without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the DJIA may adversely affect the value of the
                                PLUS.

                                If at any time the method of calculating the DJIA or a Successor Index, or the value thereof, is changed in a material respect, or if the DJIA or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the
                                Calculation Agent, fairly represent the value of the DJIA or such Successor Index had such changes or modifications not been made, then, from and after such time, the
                                Calculation Agent will, at the close of business in New York City on the date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the DJIA or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Final Index Value with reference to the DJIA or such Successor Index,

                                                         PS-17
========================================================================================================================

                                as adjusted. Accordingly, if the method of calculating the DJIA or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the DJIA or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Historical Information........  The following table sets forth the published high and low Index Closing Values, as well as end-of-quarter Index Closing Values, of the DJIA for each quarter in the period from
                                January 1, 2000 through December 21, 2005. The Index Closing Value on December 21, 2005
                                was 10,833.73. We obtained the information in the table below from Bloomberg Financial
                                Markets, without independent verification. The historical values of the DJIA should not be taken as an indication of future performance, and no assurance can be given as to the level of the DJIA on the Index Valuation Date. The level of the DJIA may decrease so that you will receive a payment at maturity that is less than the principal amount of the PLUS. We cannot give you any assurance that the level of the DJIA will increase so that at maturity you will receive a payment in excess of the principal amount of the
                                PLUS. Nor can we give you any assurance that the value of the DJIA will not increase beyond 109.6% of the Initial Index Value, in which case you will only receive the
                                Maximum Payment at Maturity. Because your return is linked to the level of the DJIA at maturity, there is no guaranteed return of principal.

                                If the Final Index Value is less than the Initial Index Value, you will lose money on your investment.

                                                                High         Low       Period End
                                                             ---------    ---------    ----------
                                2000
                                First Quarter...........     11,722.98     9,796.03    10,921.92
                                Second Quarter..........     11,287.08    10,299.24    10,447.89
                                Third Quarter...........     11,310.64    10,481.47    10,650.92
                                Fourth Quarter..........     10,977.21     9,975.02    10,786.85
                                2001
                                First Quarter...........     10,983.63     9,389.48     9,878.78
                                Second Quarter .........     11,337.92     9,485.71    10,502.40
                                Third Quarter...........     10,610.00     8,235.81     8,847.56
                                Fourth Quarter..........     10,136.99     8,836.83    10,021.50
                                2002
                                First Quarter...........     10,635.25     9,618.24    10,403.94
                                Second Quarter .........     10,381.73     9,120.11     9,243.26
                                Third Quarter...........      9,379.50     7,591.93     7,591.93
                                Fourth Quarter..........      8,931.68     7,286.27     8,341.63
                                2003
                                First Quarter...........      8,842.62     7,524.06     7,992.13
                                Second Quarter .........      9,323.02     8,069.86     8,985.44
                                Third Quarter...........      9,659.13     9,036.04     9,275.06
                                Fourth Quarter..........     10,453.92     9,469.20    10,453.92
                                2004
                                First Quarter...........     10,737.70    10,048.23    10,357.70
                                Second Quarter..........     10,570.81     9,906.91    10,435.48
                                Third Quarter...........     10,342.79     9,814.59    10,080.27
                                Fourth Quarter..........     10,854.54     9,749.99    10,783.01

                                                         PS-18
========================================================================================================================

                                                                High         Low       Period End
                                                             ---------    ---------    ----------
                                2005
                                First Quarter...........     10,940.55    10,368.61    10,503.76
                                Second Quarter..........     10,623.07    10,012.36    10,274.97
                                Third Quarter...........     10,705.55    10,270.68    10,568.70
                                Fourth Quarter (through
                                   December 21, 2005)...     10,931.62    10,215.22    10,833.73

Use of Proceeds and Hedging...  The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries. The original issue price of the PLUS includes the
                                Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                On the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PLUS by taking positions in futures and options contracts and exchange traded funds on the DJIA. Such purchase activity could potentially have increased the value of the DJIA, and therefore effectively have increased the level at which the DJIA must close before you would receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the stocks underlying the DJIA, futures or options contracts on the DJIA or any Component Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the
                                Index Valuation Date. We cannot give any assurance that our hedging activity will not affect the value of the DJIA and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information
 Concerning Plan of
 Distribution.................  Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of $0.15 per PLUS to other dealers, which may include Morgan Stanley DW Inc., Morgan Stanley & Co. International Limited and Bank
                                Morgan Stanley

                                                         PS-19
========================================================================================================================

                                AG. After the initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                                We expect to deliver the PLUS against payment therefor in New York, New York on December
                                29, 2005, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the PLUS. Under Rule 15c6-1 of the Exchange
                                Act, trades in the secondary market generally are required to settle in three Business
                                Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS on the date of pricing or the next succeeding Business
                                Day will be required, by virtue of the fact that the PLUS initially will settle in five
                                Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS or the level of the
                                DJIA. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering or may sell individual stocks underlying the DJIA it does not own, creating a naked short position in the PLUS or the individual stocks underlying the DJIA, respectively, for its own account. The Agent must close out any naked short position by purchasing the PLUS or the individual stocks underlying the DJIA in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS or the individual stocks underlying the DJIA in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS or the individual stocks underlying the DJIA in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See "--Use of Proceeds and Hedging" above.

                                General

                                No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the
                                United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                                         PS-20
========================================================================================================================

                                The Agent has represented and agreed, and each dealer through which we may offer the
                                PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                Brazil

                                The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval.
                                Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                Chile

                                The PLUS have not been registered with the Superintendencia de Valores y Seguros in
                                Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                Hong Kong

                                The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not
                                issued and will not issue any advertisement, invitation or document relating to the
                                PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong
                                Kong and any rules made thereunder.

                                                         PS-21
========================================================================================================================

                                Mexico

                                The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                Singapore

                                This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.
                                Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

License Agreement between
 Dow Jones and
 Morgan Stanley...............  Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the DJIA, which is owned and published by Dow Jones, in connection with securities, including the PLUS.

                                The license agreement between Dow Jones and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                The PLUS are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the
                                PLUS particularly. Dow Jones' only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the DJIA(SM) which is determined, composed and calculated by Dow Jones without regard to Morgan Stanley or the PLUS. Dow Jones has no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating the DJIA(SM).
                                Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

                                                         PS-22
========================================================================================================================

                                DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES
                                INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO
                                LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO
                                WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF
                                THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL
                                AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED
                                WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
                                PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY
                                DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW
                                JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR
                                CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE
                                NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND
                                MORGAN STANLEY.

                                "Dow Jones(SM)," "Dow Jones Industrial Average(SM)" and "DJIA(SM)" are service marks of
                                Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Morgan
                                Stanley. Morgan Stanley's Performance Leveraged Upside Securities(SM) due January 25,
                                2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value
                                of the Dow Jones Industrial Average(SM) are not sponsored, endorsed, sold or promoted by
                                Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the PLUS.

ERISA Matters for Pension Plans
 and Insurance Companies......  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                                Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                                within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                                (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired

                                                         PS-23
========================================================================================================================

                                pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under
                                ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE
                                95-60 (for certain transactions involving insurance company general accounts), PTCE
                                91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1
                                (for certain transactions involving insurance company separate accounts), and PTCE 84-14
                                (for certain transactions determined by independent qualified asset managers).

                                Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan
                                Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its
                                purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                         PS-24
========================================================================================================================

                                Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of
                                ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal
 Income Taxation..............  The following summary is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S.
                                federal income tax consequences to initial investors in the PLUS that (i) purchase the
                                PLUS at their Issue Price and (ii) will hold the PLUS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws, such as:

                                o  certain financial institutions;
                                o  tax-exempt organizations;
                                o  dealers and certain traders in securities or foreign currencies;
                                o  investors holding the PLUS as part of a hedging transaction, straddle, conversion or other integrated transaction;
                                o  U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
                                o  partnerships;
                                o  regulated investment companies;
                                o  real estate investment trusts;
                                o  nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                                o  corporations that are treated as controlled foreign corporations or passive foreign investment companies;
                                o  Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                o  Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States;
                                o  Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                   911(d)(3) of the Code) in the United States; and
                                o  Non-U.S. Holders that hold, or will hold, actually or constructively, more than 5% of the PLUS or more than 5% of any component stock of the DJIA Index.

                                As the law applicable to the U.S. federal income taxation of instruments such as the
                                PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                                         PS-25
========================================================================================================================

                                If you are considering purchasing the PLUS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                                General

                                Pursuant to the terms of the PLUS, we and every investor in the PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PLUS for all tax purposes as a single financial contract with respect to the DJIA that (i) requires the investor to pay us at inception an amount equal to the purchase price of the PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the DJIA. The characterization of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS
                                (or of similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the PLUS (or similar instruments),
                                Tax Counsel is unable to render an opinion as to whether the U.S. federal income tax characterization of the PLUS stated above should be respected. Significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS)
                                and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                                U.S. Holders

                                As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                                o  a citizen or resident of the United States;
                                o  a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof; or
                                o  an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                                         PS-26
========================================================================================================================

                                Tax Treatment of the PLUS

                                Assuming the characterization of the PLUS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                Tax basis. A U.S. Holder's tax basis in the PLUS will equal the amount paid by the U.S.
                                Holder to acquire the PLUS.

                                Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the PLUS.

                                Sale or exchange of the PLUS. Upon a sale or exchange of the PLUS prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the PLUS sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year at the time of disposition.

                                Possible Alternative Tax Treatments of an Investment in the PLUS

                                Due to the absence of authorities that directly address the proper tax treatment of the
                                PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment
                                Regulations").

                                If the IRS were successful in asserting that the Contingent Payment Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected.
                                Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance.
                                Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S.
                                Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                Even if the Contingent Payment Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the PLUS.
                                It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                                                         PS-27
========================================================================================================================

                                Backup Withholding and Information Reporting

                                A U.S. Holder of the PLUS may be subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS. In addition, a U.S. Holder of the PLUS may also be subject to information reporting requirements, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                Non-U.S. Holders

                                The discussion under this heading applies to you only if you are a "Non-U.S. Holder." A
                                Non-U.S. Holder means, for U.S. federal income tax purposes, a beneficial owner of a
                                PLUS that is:

                                o  a nonresident alien individual;

                                o  a foreign corporation; or

                                o  a foreign trust or estate.

                                Tax Treatment upon Maturity, Sale, Exchange or Disposition of a PLUS. Assuming our
                                characterization of the PLUS is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the
                                Non-U.S. Holder, except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                                If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "--Information Reporting and Backup Withholding" were satisfied and such
                                Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                                Estate Tax. Non-U.S. Holders who are individuals, and entities the property of which is potentially includible in the gross estate of a non-U.S. individual for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S.
                                individuals, or

                                                         PS-28
========================================================================================================================

                                are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                                Information Reporting and Backup Withholding. Information returns may be filed with the
                                IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S.
                                Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the
                                Non-U.S. Holder to a refund, provided that the required information is furnished to the
                                IRS.

                                                         PS-29